FORM 51-901F

QUARTERLY REPORT

Incorporated as part of:

X

Schedule A

Schedules B&C

ISSUER DETAILS:

NAME OF ISSUER

Derek Resources Corporation

ISSUER'S ADDRESS

#1730 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

ISSUER TELEPHONE NUMBER

(604) 331-1757

CONTACT PERSON

Frank Hallam

CONTACT'S POSITION

Director

CONTACT TELEPHONE NUMBER

(604) 331-1757

CONTACT E-MAIL ADDRESS

investor@derekresources.com

WEBSITE ADDRESS

www.derekresources.com

FOR QUARTER ENDED

October 31, 2002

DATE OF REPORT

December 18, 2002

CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS.  A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.  PLEASE NOTE THAT THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

/s/ Barry C.J. Ehrl

Barry C.J. Ehrl

2002/12/18

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

/s/ Frank R. Hallam"

Frank R. Hallam

2002/12/18

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

DEREK RESOURCES CORPORATION

QUARTERLY FINANCIAL STATEMENTS

For the Six Month Period Ended October 31, 2002 and 2001

Unaudited

Prepared by Management

Vancouver, B.C.

December 18, 2002

Unaudited - Prepared by Management

DEREK RESOURCES CORPORATION

Consolidated Balance Sheets

As at October 31, 2002 and April 30, 2002

ASSETS

	Oct. 31, 2002 $	April 30, 2002 $
Current Assets
Cash and short term deposits	41,541	14,804
Performance Bonds	70,595	71,195
Prepaid Expenses	5,066
Accounts receivable	7,831	3,942
	125,033	89,941

LAK oil project	13,946,172	13,882,779
Other oil and natural gas interests	1	1
Capital Assets, Net	12,215	12,215
	14,083,421	13,984,936

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	1,369,340	1,441,551
Short Term debt	1,738,935	1,704,180

SHAREHOLDER’S EQUITY

Share capital	22,856,005	22,464,255
Retained earnings (deficit)	(11,880,859)	(11,625,050)
	14,083,421	13,984,936

Approved by the Directors

/s/ Frank Hallam

, Director

/s/ Barry C.J. Ehrl

, Director

Unaudited – Prepared by Management

DEREK RESOURCES CORPORATION

Consolidated Statement of Loss and Deficit

For the three and six months ended October 31, 2002 and 2001

	Three Months Ended October 31, 2001 $	Three Months Ended October 31, 2001 $	Six Months Ended October 31, 2002 $	Six Months Ended October 31, 2001 $
REVENUE
Oil and gas sales, net of royalties and windfall profit tax	1,677	(8,541)	13,566	114,179
Recoveries	0	0	38,996	0
Interest earned	592	1,238	939	2,172
	2,269	(7,303)	53,501	116,351

EXPENSES
Bank charges and interest	6,630	5,821	54,357	7,003
Consulting fees	0	21,000	0	81,000
Foreign exchange loss (gain)	(804)	2,687	(1,797)	(1,882)
Legal and audit fees	13,874	104,545	18,648	113,050
Management fees	24,367	51,163	70,698	98,905
News releases	0	742	0	4,482
Office administration and other	5,956	10,566	7,655	18,791
Office rent and services	3,870	4,591	10,140	9,688
Salaries and benefits	18,379	19,079	31,689	35,233
Shareholders information	4,785	1,749	5,219	9,434
Stock exchange and filing fees	4,770	6,712	4,770	9,647
Telephone and fax	5,956	4,212	7,549	12,038
Transfer fees	1,587	2,390	3,120	4,032
Travel to site and administrative	13,460	17,323	13,616	50,139
Lak Operating Costs	83,094	365,884	110,970	830,960
	185,924	618,464	336,634	1,282,520

LOSS FOR THE PERIOD	(183,655)	(625,767)	(283,133)	(1,166,169)
DEFICIT – BEGINNING OF PERIOD	(11,697,204)	(11,075,548)	(11,597,726)	(10,535,146)
DEFICIT – END OF PERIOD	(11,880,859)	(11,701,315)	(11,880,859)	(11,701,315)

Unaudited – Prepared by Management

DEREK RESOURCES CORPORATION

Consolidated Statement of Changes in Financial Position

For the three and six months October 31, 2002 and 2001

	Three Months Ended October 31, 2002 $	Three Months Ended October 31, 2001 $	Six Months Ended October 31, 2002 $	Six Months Ended October 31, 2001 $
Cash flows from (for) operating activities
Loss for the year	(183,655)	(625,767)	(283,133)	(1,166,169)
Net change in non-cash working capital items
Performance Bonds Posted	200	(2,201)	600	(800)
Accounts receivable and prepaid expenses	(8,049)	36,570	(8,955)	131,755
Accounts payable and accrued liabilities	(152,853)	(247,832)	(37,455)	(1,270,604)
Short Term debt	0	140,370	0	1,642,377
	(344,357)	(697,860)	(328,943)	(663,441)

Cash flows from (for) investing activities
Oil and natural gas interests	(10,502)	(661)	(36,070)	(149,387)
Capital assets	0	0	0	0
	(10,502)	(661)	(36,070)	(149,387)

Cash flows from (for) financing activities
Shares issued for cash	391,750	723,780	391,750	823,780
Share issue costs	0	(21,105)	0	(21,105)
	391,750	702,675	391,750	802,675

Increase (Decrease) in cash and short term deposits	36,891	4,154	26,737	(10,153)
Cash and short term deposits – Beginning of Period	4,650	5,550	14,804	19,857
Cash and short term deposits – End of Period	41,541	9,704	41,541	9,704

Unaudited – Prepared by Management

DEREK RESOURCES CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

October 31, 2002

(Unaudited)

1.

NATURE OF OPERATIONS

The Company is a public company incorporated under the laws of the Province of British Columbia. Its shares are traded on the Canadian Venture Exchange.

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on continued financial support from its shareholders, the ability of the Company to raise equity and debt financing, and the attainment of profitable operations, external financings and further share issuances to meet the Company’s liabilities as they become payable. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Oil and Gas Interests

The Company follows the full cost method of accounting for oil and gas properties and equipment whereby all costs of acquiring, exploring for and developing oil and gas reserves are capitalized.

Capitalized costs of proven reserves and equipment are depleted using a unit of production method based upon estimated proven reserves (energy content) net of royalties. Unless a significant amount of reserves is involved, proceeds received from the disposition of oil and gas properties are credited to the capitalized costs. In the event of a significant sale of reserves, a proportionate amount of cost and accumulated depletion, based upon the ratio of reserves sold to total reserves, is removed from the capitalized costs and the resultant profit or loss is taken into income.

.

An annual “ceiling test” is applied to ensure that capitalized costs net of accumulated depletion do not exceed the estimated future net revenues from production of proven reserves (based on current prices and operating costs) plus unproven reserves at cost less provisions for impairment. The aggregate future value is further reduced for recurring general and administrative costs, future financing costs and income taxes. Capitalized costs in excess of this ceiling test limit are written off as additional depletion.

Estimated future removal and site restoration costs, net of salvage values, are provided for using the unit of production method based on remaining proven reserves. Costs are estimated based on current regulations, costs, technology and industry standards. The annual charge is included in  the provision for depletion and amortization. Removal and site restoration expenditures are charged to the accumulated provision for future removal and site restoration costs as incurred.

Substantially all of the Company’s exploration, development and production activities related to oil and gas are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

b)

Financial Instruments

The carrying value of current assets and current liabilities approximates their fair value due to the relatively short periods to maturity of these instruments.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of environmental obligations, impairment of resource properties and deferred exploration expenditures. Actual results could differ from those estimates.

d)

Stock-Based Compensation

No compensation expense is recognized when stock or stock options are issued to directors or employees. Any consideration paid by directors and employees on stock options or purchase of shares is credited to share capital.

e)

Loss Per Share

The loss per share is calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per share is not presented as it is anti-dilutive.

3.

OIL AND NATURAL GAS INTERESTS

a.

United States

The company has working interests in certain wells located in Oklahoma and Kansas, U.S.A.  These interests are carried at a nominal value.

By way of an option agreement dated September 24, 1997 the company has a working interest in the unproven LAK Ranch (LAK) oil leasehold interest located near Newcastle,

Wyoming, U.S.A.  Under the terms of the option agreement the company acquired a 75% interest in the LAK property and up to a 37.5% interest in two adjoining tracts of lands by making payments of US $600,000 and funding US $3,500,000 in exploration expenditures by December 31, 2000.  The agreement required that all property expenditures made in excess of US $3,500,000 were to be on a pro-rata basis by the company and the optionor.

On December 19, 2000 the company delivered formal notice to the optionor that the company had spent US $3,868,144 on the LAK project and had met the earn-in requirements of the option agreement and that the company had vested it’s 75% working interest in the LAK property.

By January 30, 2001 the optionor had made no payment to the company with respect to their 25% share of ongoing exploration costs for the LAK property.  The company delivered a formal notice of default to the optionor for their failure to pay amounts then due.  On March 1, 2001 the company initiated formal foreclosure proceedings in Wyoming.  The optionor contested the company’s foreclosure proceedings to the Wyoming District Court.  The Court upheld the company’s right to foreclose.  On April 13, 2001 the company foreclosed on all of the optionor’s rights and interests to the LAK property for a bid amount of US $852,571, representing the optionor’s share of LAK property costs incurred to date, giving the company a 100% interest in the property.

Subsequent to the foreclosure, the optionor filed a lawsuit against the company claiming that the company had not earned its interest in the LAK property.  The company then filed a motion for partial summary judgement against the optionor and the court in Wyoming set a date to hear the motion on October 31, 2001.

Prior to the court hearing, on October 18, 2001, the optionor agreed to a settlement.  Under the terms of the settlement agreement the optionor relinquished any claim to any right or interest in the LAK Ranch Property.  In return they received a proportionate, reducible gross overriding royalty on the property of 0.7%.  They were also granted certain participation rights in the event that the Company should sell some or all of its rights and interests in the property.  From any net sales proceeds the optionor will receive a 7.5% interest in the first US $7.5 million of net proceeds and 1.0% of any proceeds thereafter, subject to certain adjustments.

During the year ended April 30, 2002, as part of certain financings, the company granted additional royalties of US $0.1360838 per barrel of oil produced on the LAK property.

The company has posted performance bonds of US $45,000 in relation to the LAK property.

During the year ended April 30, 2002, the company capitalized $72,000 in general and administrative costs in the LAK property (2001 - $72,000).

4.

DUE TO RELATED PARTIES

During the period, the Company paid management expenditures, including management fees, consulting fees, professional fees and benefits totaled $100,500, of which $22,500 was deferred to the LAK Ranch Property.

5.

SHARE CAPITAL

a)

Authorized

100,000,000 common shares of no par value

b)

Issued

Changes in issued share capital are as follows:

	Number of Shares	Amount
BALANCE AS AT APRIL 30, 2001	31,447,621	$20,357,250
PRIVATE PLACEMENTS & ROYALTY ISSUANCES	6,697,401	2,107,005
BALANCE AS AT APRIL 30, 2002	38,145,022	22,464,255
PRIVATE PLACEMENTS	3,917,500	391,750
BALANCE AS AT OCTOBER 31, 2002	42,062,522	22,856,005

c)

Stock Options Outstanding

	Stock Options	Option Price
BALANCE AS AT APRIL 30, 2001	2,805,000	$0.48-0.95
Cancellation of options	2,157,000	$0.80-0.95
Grant of options	1,920,000	$0.35
BALANCE AS AT APRIL 30 & October 31, 2002	2,568,000	$0.35-0.75

Summary of options –

At quarter end there were 222,000 incentive stock options outstanding and exercisable at $0.51 until December 1, 2002;

At quarter end there were 100,000 incentive stock options outstanding and exercisable at $0.68 until December 27, 2003;

At quarter end there were 225,000 incentive stock options outstanding and exercisable at $0.48 until May 5, 2004;

At quarter end there were 51,000 incentive stock options outstanding and exercisable at $0.75 until October 21, 2004;

At quarter end there were 50,000 incentive stock options outstanding and exercisable at $0.70 until December 16, 2004;

At quarter end there were 1,920,000 incentive stock options outstanding and exercisable at $0.35 until November 4, 2005;

d.)

Share Purchase Warrants Outstanding

As at October 31, 2002 there were the following share purchase warrants outstanding:

Number of Warrants	Exercise Price

12,010,234	$0.15 - $0.75

At quarter end the following share purchase warrants remained outstanding:

9,526,008 share purchase warrants issued on June 30, 2000.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until June 30, 2002.  Of these, 261,470 share purchase warrants were part of a finder's fee to five different parties for arranging some of the financing. All of these warrants have expired.

1,185,428 share purchase warrants issued on September 11, 2000.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until September 11, 2002.  Of these, 53,571 share purchase warrants were part of a finder's fee to one party for arranging some of the financing. All of these warrants have expired.

7,050,000 warrants issued on September 18, 2000.  Each share purchase warrant allows the holder to purchase one additional share at a price of $0.53 until September 18, 2002.  705,000 of these purchase warrants were attached to units, along with $222,075 in cash, which was paid to Yorkton Securities as a finder’s fee.  Of these, 47,000 warrants have been exercised and 7,708,000 warrants have expired.

1,525,333 warrants issued on March 29, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until March 29, 2003. Of these, 95,333 warrants were part of a finder’s fee to one party for arranging some of the financing.

291,000 warrants issued on August 20, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of $0.75 until August 20, 2003.

535,000 warrants issued on September 14, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of US$0.33 until September 14, 2003.  Of these, 35,000 units were part of a finder’s fee to one party for arranging some of the financing.

1,589,484 warrants issued on October 19, 2001.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.40 until October 19, 2003. Of these, 18,900 warrants were part of a finder’s fee to one party for arranging some of the financing.

4,151,917 warrants issued on December 21, 2001.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.40 until December 20, 2003. Of these, 129,150 warrants were part of a finder’s fee to one party for arranging some of the financing.

3,917,500 warrants issued on August 31, 2002.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.15 until August 30, 2004.

6.

UNITS & SHARES ISSUED

3,917,500 units were issued on August 31, 2002 at a price of $0.10 and each consists of a share and a share purchase warrant. Each share purchase warrant allows the holder to purchase one additional share at a price of $0.15 until August 31, 2004.

7.

NOTES PAYABLE

On June 6, 2001 the company issued a promissory note in the principal amount of US $100,000.  Interest on the note was calculated at rate of 0.8333% per month and interest was payable monthly.  All principal and any outstanding interest was due and payable on June 6, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  On August 21, 2002 the lender agreed to settle US $50,000 (C $78,675) from the principal amount in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documentation is complete and pending regulatory approval.  On September 16, 2002 the company paid cash for all outstanding interest on this note in the amount of US $10,911 (C $17,171).  The company had earlier paid cash for two of the monthly interest payments due.  The Lender has agreed to secure the remaining principal amount of US $50,000 (C $78,685) by way of a new promissory note bearing interest payable monthly at a rate of 0.8333% per month.   At the time of writing, documentation for this new promissory note is being completed.

On June 15, 2001 the company issued a promissory note in the principal amount of US $471,183 (C $741,500) in settlement of accounts payable to a single creditor.  Interest on the note was calculated at a rate of 10.0% per annum.  All principal and interest was due and payable on May 31, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.0471 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  The company did not repay the principal and interest on May 31, 2002 and by that time had incurred a further US $38,416.93 in payables for goods and services to this creditor.  On August 21, 2002 the company was indebted to this creditor for principal, interest and payables totaling US $568,440 (C $894,220).  On August 21, 2002 the lender agreed to settle one half of this total debt, or US $284,220 (C $447,110) in exchange for common shares of the company at a price of $0.10 per share.  The lender also agreed that the remaining amount payable by the company of US $284,220 (C $447,110) would be secured by way of a new note issued by the company which is payable no later than September 30, 2003.  The debt settlement documents are in the process of completion.

On June 27, 2001 the company issued a promissory note for a principal amount of US $100,000.  The note bears interest at a rate of 10.0% per annum and all interest and principal is due and payable by the company on May 31, 2003.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  On August 21, 2002 the company settled the accrued interest on this note in the amount of US $12,114  (C$19,064) in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documents for are complete and pending regulatory approval.  The promissory note itself remains in good standing.

On June 28, 2001 the company issued two promissory notes of US $50,000 each for a total principal amount of US $100,000 (C $157,370).  The notes each bear interest at a rate of 10.0% per annum and all interest and principal was due and payable by the company on May 31, 2002.  In addition to the interest payable on the note, the lenders each received a gross overriding royalty on the LAK Ranch property of US $0.005 per barrel of oil produced.  The lenders also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of their notes.  The company did not repay the principal and interest on May 31, 2002.  On August 21, 2002 the company settled the principal and interest outstanding on these notes in the amount of US $112,082 (C $176,384) in exchange for common shares of the company at a price of $0.10 per shares.  At the time of writing, settlement documents are complete and pending regulatory approval.

On August 31, 2001 the company issued a promissory note in the principal amount of US $89,838 in settlement of accounts payable to a single creditor.  The note bears interest at a rate of 10.0% per annum and all interest and principal was due and payable by the company on August 31, 2002.   In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.0089 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.   On August 21, 2002 the company settled the principal and interest outstanding on this note in the amount of US $99,806 (C $157,064) in exchange for common shares of the company at a price of $0.10 per shares.  At the time of writing, settlement documents are complete and pending regulatory approval.

During the period from February 2002 to April 2002 the company borrowed a total of US $150,000 in four separate tranches from a single lender bearing interest at 15% per annum.  As at April 30, 2002 an amount of US $3,203 (C $5,022) was accrued for interest owing on these loans.  On August 21, 2002 the lender agreed to settle all principal and interest outstanding in the amount of US $160,193 (C $252,097) in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documents are complete and pending regulatory approval.

8.

INCOME TAXES

The Company has adopted the liability method of accounting for income taxes as outlined in the provisions of Section 3465 of the handbook of the Canadian Institute of Chartered Accountants.

Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

FORM 51-901F

QUARTERLY REPORT

Incorporated as part of:

Schedule A

X

Schedules B&C

ISSUER DETAILS:

NAME OF ISSUER

Derek Resources Corporation

ISSUER'S ADDRESS

#1730 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

ISSUER TELEPHONE NUMBER

(604) 331-1757

CONTACT PERSON

Frank Hallam

CONTACT'S POSITION

Director

CONTACT TELEPHONE NUMBER

(604) 331-1757

CONTACT E-MAIL ADDRESS

investor@derekresources.com

WEBSITE ADDRESS

www.derekresources.com

FOR QUARTER ENDED

October 31, 2002

DATE OF REPORT

December 18, 2002

CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS.  A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.  PLEASE NOTE THAT THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

 /s/ Barry Ehrl

Barry Ehrl

2002/12/18

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

(YY/MM/DD)

/s/ Frank R. Hallam

Frank R. Hallam

2002/12/18

DIRECTOR'S SIGNATURE

DIRECTOR'S NAME

DATE SIGNED

(YY/MM/DD)

Derek Resources Corporation

October 31, 2002

Schedule B: Supplementary Information

(1)

For the current fiscal year-to-date:

(a)

$36,070 in exploration and development costs have been incurred during the year to date, and deferred to the LAK Ranch project; and

(b)

general, administrative and operating expenses are broken down on the statement of loss and deficit and total $336,634 for the period, of which $110,970 was for Steam Plant operating costs; and

(c)

non-arms length expenditures, including management fees, consulting fees, professional fees and benefits totaled $100,500, of which $22,500 was deferred to the LAK Ranch Property.

(2)

For the quarter under review:

(a)

Securities Issued –

During the quarter no incentive stock options were issued or exercised.

During the quarter, no purchase warrants were exercised.

During the quarter 3,917,500 units were issued on August 31, 2002 at a price of $0.10 and each consists of a share and a share purchase warrant. Each share purchase warrant allows the holder to purchase one additional share at a price of $0.15 until August 31, 2004.

(b)

Options Cancelled and Granted –

During the quarter no incentive options were cancelled; and no incentive stock options were granted.

(c)

Securities Expired –

During the quarter, 8,893,428 share purchase warrants at an exercise price of $0.53 expired.

 (3)

As at the end of the quarter:

(a)

Authorized capital:                 100,000,000 common shares

Issued and outstanding:           42,062,522 common shares

Derek Resources Corporation

October 31, 2002

Schedule B:  Supplementary Information (cont'd)

(b)

Summary of options –

At quarter end there were 222,000 incentive stock options outstanding and exercisable at $0.51 until December 1, 2002;

At quarter end there were 100,000 incentive stock options outstanding and exercisable at $0.68 until December 27, 2003;

At quarter end there were 225,000 incentive stock options outstanding and exercisable at $0.48 until May 5, 2004;

At quarter end there were 51,000 incentive stock options outstanding and exercisable at $0.75 until October 21, 2004;

At quarter end there were 50,000 incentive stock options outstanding and exercisable at $0.70 until December 16, 2004;

At quarter end there were 1,920,000 incentive stock options outstanding and exercisable at $0.35 until November 4, 2005.

(c)

Summary of warrants –

At quarter end the following share purchase warrants remained outstanding:

9,526,008 share purchase warrants issued on June 30, 2000.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until June 30, 2002.  Of these, 261,470 share purchase warrants were part of a finder's fee to five different parties for arranging some of the financing. All of these warrants have expired during the period.

1,185,428 share purchase warrants issued on September 11, 2000.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until September 11, 2002.  Of these, 53,571 share purchase warrants were part of a finder's fee to one party for arranging some of the financing. All of these warrants have expired.

7,050,000 warrants issued on September 18, 2000.  Each share purchase warrant allows the holder to purchase one additional share at a price of $0.53 until September 18, 2002. 705,000 of these purchase warrants were attached to units, along with $222,075 in cash, which was paid to Yorkton Securities as a finder’s fee.  Of these, 47,000 warrants have been exercised and 7,708,000 warrants have expired.

Derek Resources Corporation

October 31, 2002

Schedule B:  Supplementary Information (cont'd)

(c)

Summary of warrants (cont’d) –

1,525,333 warrants issued on March 29, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of $0.53 until March 29, 2003. Of these, 95,333 warrants were part of a finder’s fee to one party for arranging some of the financing.

291,000 warrants issued on August 20, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of $0.75 until August 20, 2003.

535,000 warrants issued on September 14, 2001.  Each share purchase warrant allows the holder to purchase one share at a price of US$0.33 until September 14, 2003.  Of these, 35,000 units were part of a finder’s fee to one party for arranging some of the financing.

1,589,484 warrants issued on October 19, 2001.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.40 until October 19, 2003. Of these, 18,900 warrants were part of a finder’s fee to one party for arranging some of the financing.

4,151,917 warrants issued on December 21, 2001.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.40 until December 20, 2003. Of these, 129,150 warrants were part of a finder’s fee for arranging some of the financing.

3,917,500 warrants issued on August 31, 2002.  Each share purchase warrant will allow the holder to purchase one share at a price of $0.15 until August 30, 2004.

(d)

At period end the total number of shares in escrow or subject to a pooling agreement: 248,716.

(e)

List of Directors:

Barry C.J. Ehrl

Edward G. Byrd

Frank R. Hallam

Brent Ehrl

Patrick Boswell

(as of December 5, 2002)

(f)

List of Officers:

Barry C.J. Ehrl      - President & C.E.O.

Frank R. Hallam    - C.F.O.

Brent C. Ehrl         - Secretary

Robert Swenarchuk - Vice President of Communications

Derek Resources Corporation

October 31, 2002

Schedule C:  Management Discussion

(1)

Description of The Business

The Company is principally engaged in the enhanced oil recovery business.  The Company employs a strategy whereby new recovery technologies may be utilized to recover known oil resources, from previously explored reservoirs, where oil was previously uneconomic to recover using conventional technology.  The Company accepts some carefully assessed risks associated with the implementation of new recovery techniques, but is averse to geological or exploration risk.  Following this strategy the Company has acquired and retained one active property in Wyoming, U.S.A., the LAK Ranch Oil Project.

(2)

Discussion of Operations and Financial Condition

By way of an option agreement dated September 24, 1997 the company has a working interest in the unproven LAK Ranch (LAK) oil leasehold interest located near Newcastle, Wyoming, U.S.A.  Under the terms of the option agreement the company acquired a 75% interest in the LAK property and up to a 37.5% interest in two adjoining tracts of lands by making payments of US $500,000 and funding US $3,600,000 in exploration expenditures by December 31, 2000.  The agreement required that all property expenditures made in excess of US $3,500,000 were to be on a pro-rata basis by the company and the optionor.

Preliminary site investigation, engineering and confirmation drilling was completed during the 1998 fiscal year.  The data returned confirmed earlier oil quality, saturation, and resource estimates for the area drilled and indicated that an economic SAGD project was viable for the Property.  By mid 2000 the company had raised sufficient funding to conduct a SAGD pilot project on the LAK property and drilling and construction activities were commenced in June of that year.

On December 19, 2000 the company delivered formal notice to the optionor that the company had spent US $3,868,144 on qualifying expenditures for the LAK project and had met the earn-in requirements of the September 1997 option agreement and that the company had vested it’s 75% working interest in the LAK property.  In early January 2001 the company delivered a cash call to the optionor for the 25% share of ongoing project costs.  By January 30, 2001 the optionor had made no payment to the company with respect to their 25% share of ongoing costs for the LAK property.  The company delivered a formal notice of default to the optionor for their failure to pay amounts then due.

On March 1, 2001 the company initiated formal foreclosure proceedings in Wyoming.  The optionor contested the company’s foreclosure proceedings to the Wyoming District Court.  The Court upheld the company’s right to foreclose.  On April 13, 2001 the company foreclosed on all of the optionor’s

Derek Resources Corporation

October 31, 2002

Schedule C:  Management Discussion (cont’d)

(2)

Discussion of Operations and Financial Condition (cont’d)

rights and interests to the LAK property for a bid amount of US $852,571, representing the optionor’s share of LAK property costs incurred to date, giving the company a 100% interest in the property.

Subsequent to the foreclosure, the optionor filed a lawsuit against the company claiming that the company had not earned its interest in the LAK property.  The company then filed a motion for partial summary judgement against the optionor and the court in Wyoming set a date to hear the motion on October 31, 2001.

Prior to the court hearing, on October 18, 2001, the optionor agreed to a settlement.  Under the terms of the settlement agreement the optionor relinquished any claim to any right or interest in the LAK Ranch Property.  In return they received a proportionate, reducible gross overriding royalty on the property of 0.7%.  They were also granted certain participation rights in the event that the Company should sell some or all of its rights and interests in the property.  From any net sales proceeds the optionor will receive a 7.5% interest in the first US $7.5 million of net proceeds and 1.0% of any proceeds thereafter, subject to certain adjustments.

Initial testing and steaming operations were commenced at the LAK project in April – June 2001.  During that time many interruptions and adjustments occurred as the plant was being set up and adjusted for the first time.  During this time approximately 3,156 barrels of oil were lifted and sold.  Operations were halted in June of 2001 due to the legal problems described above.

On October 4, 2001 the Company re-commenced steaming operations at the LAK Ranch Oil Project and by early January 2002 production of 2,207 barrels had been lifted and sold.  However, due to waste-water management problems, steaming operations at the LAK SAGD project were halted in early January 2002.  These waste water problems have now been sold and the plant will be operated to complete a 12 month pilot test once the company has secured sufficient funding.

During the two short test runs described above at the LAK SAGD project, a total of 5,363 barrels were produced and sold for proceeds of US $111,924.

During the year ended April 30, 2002, as part of certain financings, the company granted additional royalties of US $0.1360838 per barrel of oil produced on the LAK property.

The company has posted performance bonds of US $45,000 in relation to the LAK property.

Derek Resources Corporation

October 31, 2002

Schedule C:  Management Discussion (cont’d)

(2)

Discussion of Operations and Financial Condition (cont’d)

During the year ended April 30, 2002, the company capitalized $72,000 in general and administrative costs in the LAK property (2001 - $72,000).

The Company's investor relation activities have consisted of press releases in the normal course of business, the answering of telephone inquiries and the dissemination of corporate and promotional materials to interested parties.

During 2002 the Company has terminated its services agreement with Pacific Capital Markets Inc. (“PCMI”) of Vancouver.  PCMI had provided investor relations and administrative services to the Company.  PCMI had provided at least two full time consultants working for the Company in exchange for monthly fees of $10,000.  At this time PCMI continues to assist the company in a reduced capacity.

On November 5, 2001 the Company announced the cancellation of 2.157 million incentive stock options previously granted to Directors, Officers and Employees at a price of $0.80 and $0.95. The Company then granted 1.92 million incentive stock options to Directors, Officers and Employees, exercisable for a period of 4 years at a price of $0.35.

(3)

Subsequent Events

The company has applied to the TSX Venture exchange for the settlement of debt of accounts payable and short-term loans. The company plans to issue 15,985,976 shares at a price of $0.10 when it receives final approval. See notes below for detail.

On June 6, 2001 the company issued a promissory note in the principal amount of US $100,000.  Interest on the note was calculated at rate of 0.8333% per month and interest was payable monthly.  All principal and any outstanding interest was due and payable on June 6, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  On August 21, 2002 the lender agreed to settle US $50,000 (C $78,675) from the principal amount in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documentation is complete and pending regulatory approval.  On September 16, 2002 the company paid cash for all outstanding interest on this note in the amount of US $10,911 (C $17,171).  The company had earlier paid cash for two of the monthly interest payments due.  The Lender has agreed to secure the remaining principal amount of US $50,000 (C $78,685) by way of a new promissory note bearing interest payable monthly at a rate of 0.8333% per month.   At the time of writing, documentation for this new promissory note is being completed.

Derek Resources Corporation

October 31, 2002

Schedule C - Management Discussion

(3)

Subsequent Events (cont’d)

On June 15, 2001 the company issued a promissory note in the principal amount of US $471,183 (C $741,500) in settlement of accounts payable to a single creditor.  Interest on the note was calculated at a rate of 10.0% per annum.  All principal and interest was due and payable on May 31, 2002.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.0471 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  The company did not repay the principal and interest on May 31, 2002 and by that time had incurred a further US $38,416.93 in payables for goods and services to this creditor.  On August 21, 2002 the company was indebted to this creditor for principal, interest and payables totaling US $568,440 (C $894,220).  On August 21, 2002 the lender agreed to settle  one half of this total debt, or US $284,220 (C $447,110) in exchange for common shares of the company at a price of $0.10 per share.  The lender also agreed that the remaining amount payable by the company of US $284,220 (C $447,110) would be secured by way of a new note issued by the company which is payable no later than September 30, 2003. The debt settlement documents are in the process of completion.

On June 27, 2001 the company issued a promissory note for a principal amount of US $100,000.  The note bears interest at a rate of 10.0% per annum and all interest and principal is due and payable by the company on May 31, 2003.  In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.01 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.  On August 21, 2002 the company settled the accrued interest on this note in the amount of US $12,114 (C $19,064) in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documents for are complete and pending regulatory approval.  The promissory note itself remains in good standing.

On June 28, 2001 the company issued two promissory notes of US $50,000 each for a total principal amount of US $100,000 (C $157,370).  The notes each bear interest at a rate of 10.0% per annum and all interest and principal was due and payable by the company on May 31, 2002.  In addition to the interest payable on the note, the lenders each received a gross overriding royalty on the LAK Ranch property of US $0.005 per barrel of oil produced.  The lenders also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of their notes.  The company did not repay the principal and interest on May 31, 2002.  On August 21, 2002 the company settled the principal and interest outstanding on these notes in the amount of US $112,082 (C $176,384) in exchange for common shares of the company at a price of $0.10 per shares.  At the time of writing, settlement documents are complete and pending regulatory approval.

Derek Resources Corporation

October 31, 2002

Schedule C - Management Discussion

(3)

Subsequent Events (cont’d)

On August 31, 2001 the company issued a promissory note in the principal amount of US $89,838 in settlement of accounts payable to a single creditor.  The note bears interest at a rate of 10.0% per annum and all interest and principal was due and payable by the company on August 31, 2002.   In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US $0.0089 per barrel of oil produced.  The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note.   On August 21, 2002 the company settled the principal and interest outstanding on this note in the amount of US $99,806 (C $157,064) in exchange for common shares of the company at a price of $0.10 per shares.  At the time of writing, settlement documents are complete and pending regulatory approval.

During the period from February 2002 to April 2002 the company borrowed a total of US $150,000 in four separate tranches from a single lender bearing interest at 15% per annum.  As at April 30, 2002 an amount of US $3,203 (C $5,022) was accrued for interest owing on these loans.  On August 21, 2002 the lender agreed to settle all principal and interest outstanding in the amount of US $160,193 (C $252,097) in exchange for common shares of the company at a price of $0.10 per share.  At the time of writing, settlement documents are complete and pending regulatory approval.

Derek Resources has named Pat Boswell as a director of the company.  Mr. Boswell, a native of Calgary, has 26 years of experience in the oil and gas industry.  He currently sits as the president and chief executive officer of Calgary-based International Frontier Resources Corporation.  Mr. Boswell has accrued a great deal of experience and expertise in the oil and gas industry, and his knowledge and guidance will make a great contribution.

On December 13, 2002 the Company closed a private placement of 300,000 units at a price of $0.10 per unit.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of $0.15 per share for a period of two years.  Proceeds of $30,000 were used for general and administrative expenses and working capital related to the LAK Ranch SAGD Project in Wyoming.

Derek Resources Corporation

October 31, 2002

Schedule C - Management Discussion

(4)

Financings, Principal Purposes and Milestones

To finance ongoing development expenditures, the Company has completed the following financing transactions:

1.

On March 10, 2001 the Company commenced steaming operations at the LAK Ranch SAGD Project in Wyoming, U.S.A.  After more than three years of work to design, engineer, finance and construct the plant, the commencement of operations is seen as a major milestone for the Company.

2.

On August 24, 2001 the Company closed a private placement of 291,000 units at a price of $0.50 per unit.  Each unit will consist of one common share and one common share purchase warrant. Each purchase warrant will allow the holder to purchase one additional common share at a price of $0.75 per share for a period of two years from the date the placement is closed.  Proceeds of Cdn$145,500.00 and US$1,097,500 from the private placement and interest bearing loans will be used for working capital related to the LAK Ranch SAGD Project in Wyoming.

1.

On September 14, 2001 the Company closed a private placement of 535,000 units at a price of US$0.24 per unit.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of US$0.33 per share for a period of two years.  Proceeds of US$120,000  were used for working capital related to the LAK Ranch SAGD Project in Wyoming. A finder’s fee of 35,000 units of the offering was paid to Pacific Capital Markets Inc.

4.

On October 19, 2001 the Company closed a private placement of 1,589,484 units at a price of $0.30 per unit. An Offering Memorandum was used with this financing.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of $0.40 per share for a period of two years.  Proceeds of $471,175 were used for working capital related to the LAK Ranch SAGD Project in Wyoming. A finder’s fee of 18,900 units of the offering was paid to Pacific Capital Markets Inc.

5.

On December 21, 2001 the Company closed a private placement of 4,151,917 units at a price of $0.30 per unit. An Offering Memorandum was used with this financing.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of $0.40 per share for a period of two years.  Proceeds of $1,206,830 were used for working capital related to the LAK Ranch SAGD Project in Wyoming. A finder’s fee of 129,150 units of the offering was paid for help arranging financing.

Derek Resources Corporation

October 31, 2002

Schedule C - Management Discussion

(1)

Financings, Principal Purposes and Milestones (cont’d)

6.

On August 30, 2002 the Company closed a private placement of 3,917,500 units at a price of $0.10 per unit.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of $0.15 per share for a period of two years.  Proceeds of $391,750 were used for general and administrative expenses and working capital related to the LAK Ranch SAGD Project in Wyoming.

7.

On December 13, 2002 the Company closed a private placement of 300,000 units at a price of $0.10 per unit.  Each unit consisted of one common share and one common share purchase warrant. Each purchase warrant allows the holder to purchase one additional common share at a price of $0.15 per share for a period of two years.  Proceeds of $30,000 were used for general and administrative expenses and working capital related to the LAK Ranch SAGD Project in Wyoming.

(5)

Liquidity and Solvency

At October 31, 2002 the Company had a net working capital deficiency of ($2,983,242), of which $1,738,935 was in the form of short-term notes. The Company remains dependent upon the efforts of its shareholders and management to ensure that sufficient funds are obtained to keep the Company a going concern. At the time of writing the Company remains solvent and expects that it will remain so.

The Company’s Internet web site can be found at: www.derekresources.com  For further information readers should review the Company’s continuous disclosure information at: www.sedar.com.

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